Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation in this Amendment No. 1 to the Registration Statement on Form S-4 of Dynabazaar, Inc. (Registration No. 333-143575), our report dated March 8, 2007, with respect to the consolidated financial statements of L Q Corporation, Inc. as of December 31, 2006 and for the year then ended and to the reference to our firm under the caption “Experts” in the prospectus.

/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
June 20, 2007